          Exhibit 10.21

SUMMARY OF COMPENSATION OF EXECUTIVE OFFICERS

Anheuser-Busch Companies, Inc. (the “Company”) does not have employment agreements with any of its executive officers.  The following is a description of executive officer compensation.

On November 28, 2007, the Compensation Committee (the “Committee”) of the Board of Directors of the Company approved the annual base salaries effective January 1, 2008, of the Company’s executive officers after review of performance and competitive market data.  The following table sets forth the 2008 base salary of the Company’s Named Executive Officers (which officers were determined by reference to the Proxy Statement for the Company’s 2008 Annual Meeting of Stockholders, dated March 10, 2008).

Name and Position	2008 Annual Base Salary
August A. Busch IV President and Chief Executive Officer	$1,380,000

W. Randolph Baker Vice President and Chief Financial Officer	$678,038

Mark T. Bobak (¹) Group Vice President and Chief Legal Officer	$ NA

Douglas J. Muhleman Group Vice President, Brewing, Operations and Technology Anheuser-Busch, Incorporated	$633,663

Michael J. Owens Vice President – Business Operations Anheuser-Busch, Incorporated	$553,500

(¹) Mark Bobak resigned from the Company effective December 31, 2007.

Information regarding 2007 bonus payments is contained in the Company’s Form 8-K filed with the Securities and Exchange Commission on February 1, 2008.  Information regarding 2008 bonuses is contained in Exhibit 10.20 to this Form 10-K  for the fiscal year ended December 31, 2007, filed with the Securities and Exchange Commission on February 29, 2008.

Also on November 28, 2007, the Committee approved grants of ten year incentive and non-qualified stock option awards to approximately 3,000 officers and management employees of the Company and its subsidiaries and affiliates eligible to receive such awards under the Company’s 2007 Equity and Incentive Plan including the Named Executive Officers for 2007.  The 2007 Equity and Incentive Plan is attached as Appendix B to the Proxy Statement for the Company’s 2007 Annual Meeting of Stockholders, dated March 12, 2007.

Information concerning the stock option awards to the Company’s Named Executive Officers is contained in Form 8-K dated November 27, 2007, and filed by the Company with the Securities & Exchange Commission on November 30, 2007.

The Company will provide additional information regarding compensation awarded to Named Executive Officers in respect of and during the year ended December 31, 2007, in the Proxy Statement for the Company’s 2008 Annual Meeting of Stockholders expected to be dated March 10, 2008, which is expected to be filed with the Securities and Exchange Commission on March 10, 2008.